SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  June 30, 2004

YAHOO! INC.

(Exact name of registrant as specified in its charter)

0-28018

(Commission File Number)

DELAWARE	77-0398689
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

701 FIRST AVE. SUNNYVALE, CALIFORNIA 94089
(Address of principal executive offices, with zip code)

(408) 349-3300
(Registrant’s telephone number, including area code)

Item 5.                                   Other Events and Regulation FD Disclosure.  As of June 30, 2004, the market price condition for convertibility of Yahoo! Inc.’s Zero Coupon Senior Convertible Notes due 2008 (the “Notes”) has been satisfied with respect to the fiscal quarter beginning July 1, 2004 and ending on September 30, 2004.  During this period holders of the Notes will be able to convert their Notes into shares of Yahoo! common stock at the rate of 48.78 shares of Yahoo! common stock for each Note ($1,000 principal amount at maturity).  The Notes will also be convertible into shares of Yahoo! common stock in subsequent fiscal quarters with respect to which the market price condition for convertibility is met.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YAHOO! INC.

Date: June 30, 2004	By:	/s/ Michael J. Callahan
Michael J. Callahan
Senior Vice President, General Counsel & Secretary